Exhibit T3A.18

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIAMOND OFFSHORE SERVICES COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2003, AT 7:06 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. Harriet Smith Windsor, Secretary of State 2682448 AUTHENTICATION: 2657575 030615503 DATE: 09-26-03

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 07:06 PM 09/24/2003 FILED 07:06 PM 09/24/2003 SRV 030615503 – 2682448 FILE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DIAMOND OFFSHORE SERVICES COMPANY DIAMOND OFFSHORE SERVICES COMPANY (THE “COMPANY”), A CORPORATION ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, DOES HEREBY CERTIFY: FIRST: THAT THE BOARD OF DIRECTORS OF THE COMPANY DULY ADOPTED BY UNANIMOUS WRITTEN CONSENT RESOLUTIONS SETTING FORTH A PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, DECLARING SAID AMENDMENT TO BE ADVISABLE AND CALLING FOR THE SUBMISSION OF SUCH AMENDMENT TO THE STOCKHOLDERS OF THE COMPANY FOR CONSIDERATION THEREOF. THE RESOLUTION SETTING FORTH THE PROPOSED AMENDMENT IS AS FOLLOWS: RESOLVED, THAT THE CERTIFICATE OF INCORPORATION OF THE COMPANY BE AMENDED BY CHANGING THE ARTICLE THEREOF NUMBERED “FOURTH” SO THAT, AS AMENDED, SAID ARTICLE SHALL BE AND READ AS FOLLOWS: FOURTH: THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK WHICH THE COMPANY SHALL HAVE AUTHORITY TO ISSUE IS 24,000 SHARES OF COMMON STOCK, PAR VALUE $1.00 (THE “COMMON STOCK”). THE COMPANY SHALL HAVE NO AUTHORITY TO ISSUE ANY OTHER CLASS OF CAPITAL STOCK. SUBJECT TO ANY RESOLUTION PASSED BY 100% OF THE VOTES OF THE HOLDERS OF ALL THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY, THE HOLDERS OF COMMON STOCK SHALL BE ENTITLED TO (I) ONE VOTE PER SHARE, (II) TO SUCH DIVIDENDS AS THE BOARD OF DIRECTORS OF THE COMPANY MAY FROM TIME TO TIME DECLARE, (III) IN THE EVENT OF A WINDING-UP OR DISSOLUTION OF THE COMPANY, WHETHER VOLUNTARY OR INVOLUNTARY OR FOR THE PURPOSE OF A REORGANIZATION OR OTHERWISE OR UPON ANY DISTRIBUTION OF CAPITAL, TO THE SURPLUS ASSETS OF THE COMPANY AND (IV) GENERALLY TO ENJOY ALL OF THE RIGHTS ATTACHING TO THE SHARES OF COMMON STOCK. SECOND: THAT IN LIEU OF A MEETING AND A VOTE OF THE STOCKHOLDERS, PURSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, A UNANIMOUS WRITTEN CONSENT IN FAVOR OF THE FOREGOING AMENDMENT WAS GIVEN BY THE HOLDER OF ALL OF THE SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY ENTITLED TO CONSENT THERETO AS REQUIRED BY STATUTE. THIRD: THAT SAID AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. FOURTH: THAT THE CAPITAL OF SAID CORPORATION SHALL NOT BE REDUCED UNDER OR BY REASON OF SAID AMENDMENT. IN WITNESS WHEREOF, SAID DIAMOND OFFSHORE SERVICES COMPANY HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY THE UNDERSIGNED AS OF THE 24TH DAY OF SEPTEMBER, 2003. ATTEST: DIAMOND OFFSHORE SERVICES COMPANY TERENCE W. WALDORF BY: /S/ WILLIAM C. LONG ASSISTANT SECRETARY WILLIAM C. LONG VICE PRESIDENT

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIAMOND OFFSHORE SERVICES COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2003, AT 7:06 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. Harriet Smith Windsor, Secretary of State 2682448 8100 AUTHENTICATION: 1955082 020539634 DATE: 08-27-02

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF YORKTOWN DRILLING LIMITED YORKTOWN DRILLING LIMITED (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, docs hereby certify: FIRST: That the Board of Directors of the Company duly adopted by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company: RESOLVED, that Article FIRST of the Certificate of Incorporation of the Company be amended by changing the name of the Company from “YORKTOWN DRILLING LIMITED” to “DIAMOND OFFSHORE SERVICES COMPANY”. SECOND: That in lieu of a meeting and a vote of the stockholders, pursuant to Section 228 Of the General Corporation Law of the State of Delaware, written consents in favor of the foregoing amendment were given by the holders of a majority of the shares of the outstanding capital stock of the Company entitled to consent thereto as required by statute, and written notice has been given to those holders of stock who did not consent to such amendment. THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by the undersigned as of the 26 day of August, 2002. /s/ Lawrence R. Diekerson Lawrence R. Diekerson President ATTEST: /s/ William. C. Long William. C. Long Secretary STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 08/26/2002 020539634 – 2682448

Page 1 State of Delaware Office of the Secretary of State I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “YORKTOWN DRILLING LIMITED” FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 1996, AT IQ O’CLOCK A.M. A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING. Edward J. Freel, Secretary of State 2682448 8100D AUTHENTICATION: 8185607 960327501 DATE: 11-12-96

CERTIFICATE OF INCORPORATION OF YORKTOWN DRILLING LIMITED I, THE UNDERSIGNED, in order to domesticate a- corporation for the purpose hereinafter stared, under and pursuant to the provisions of the Delaware General Corporation Law, as amended (the ‘DGCL’). do hereby certify as follows: FIRST; The name of the Company is “Yorktown Drilling Limited” (the “Company”). SECOND: its registered office in the State of Delaware is totaled at Corporation Trust Center, 1209 Orange Street. Wilmington. Delaware 19801, County of New Castle. The registered agent for the Company is The Corporation Trust Company, whose address is as stated above. THIRD: The nature of business and purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL. FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is 12,000 shares of common stock, par value S1.00 (the ‘Common Stack*). The Company shall have no authority to issue any other class of capital stock. Subject to any resolution passed by 100% of the votes of the holders of all the issued and outstanding shares of the Company, the holders of Common Stock shall be entitled to (1) one vote per share, (ii) to such dividends as the Board of Directors of the Company may from time to time declare, (iii) in the event of a winding-up or dissolution of the Company, whether voluntary and involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, to the surplus assets of the Company and (iv) generally to enjoy all of the rights a racking to the shares of Common Stock. Except, as otherwise provided by lew, shares of capital stack of (he Company may be issued by the Company from time to time in such amounts, for such lawful consideration and for such corporate purposed) as the Board of Directors may from rime to time determine.

FIFTH: The name and address of the Incorporator is as follows: NAME ADDRESS Richard L. Lionberger 15415 Katy Freeway Houston, Texas 77094 SEVENTH: The following person* have been elected and shall serve as directors of the Company until their successor are elected and qualify: NAME ADDRESS Robert E. Rose 15415 Katy Freeway Lawrence R. Dickerson Houston, Texas 77094 Richard L. Lionberger Peter Bubenzer Cedar House. 41 Cedar Avenue Judith Collis Hamilton HM12 Bermuda SEVENTH: A director of the Company shall not be personally liable either to the Company or to my. stockholder for monetary damages for breach Of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders or (ii) for acts or omissions which are net takes or omitted 10 be taken to good faith or which involve retention al misconduct or removing vfoiitcfon of the law or (iii) for any matter in respect of which such director world be liable under Section 174 of Tide 8 of the DGCL or any amendment or successor provision thereto or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither the amendment nor the repeal of this paragraph SEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph SEVENTH shall eliminate or reduce the ef&ct of this paragraph SEVENTH in respect of any matter occurring, or any cause of action, suit or claim chat, but for this paragraph SEVENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. The Company shall indemnify any person who was or i$ a party or is threatened to be made a party co any threatened, pending or completed action, suit or proceeding. whether civil, criminal, administrative or investigative. by reason of the fact that he is or was a director or an officer of the Company against expenses (including attorneys’ fees), Judgments, tines and amounts paid in sectiemenc actually and reasonably incurred by him in connection with such action, suit or proceeding co the fullest extent and In the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect. Such right of indemnification shall net be deemed exclusive of any Other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provision* shall be deemed to bar a contract between the Company and each director and officer who serves in such capacity at any time while this paragraph SEVENTH and the relevant provisions of the DCCL and other applicable law, if any, are in effect, and any repeal or modification (hereof shall not affect any rights or obligation# than existing with respect to any state of facts then or theretofore brought or threatened based in whole or in part upon any such sate of facts. The Company may indemnify any person who was or is threatened co be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Company, or is ar was serving at the request Of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in sealement actually and reasonably incurred by him in connection with such action, suit or proceeding to rhe extent and in the manner set forth in and permimd by the DCCL. and any other applicable law. as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions. EIGHTH: The Board of Directora is expressly authorized to amend, alter, change, adopt or repeal the By-Laws of the Company. IN WITNESS WHEREOF, I, being the Incorporator hereinabove named, hereby declare and certify that this is my act and deed and the facts herein stated are, to the best of my knowledge and belief, truly set fornh, and accordingly, I have hereinto set my hand this 7 day of October, 1996. YORKTOWN DRILLING LIMITED By: /s/ Richard L. Liomberger Richard L. Liomberger Incorporator

ACKNOWLEDGMENT STATE OF TEXAS ) ) SS. COUNTY OF HARRIS ) This instrument wsa acknowledged before me on this 7th day of October, 1996 by Richart L. Lionberger, the incorporator of Yorktown Drilling Limited, a Delaware corporation. Notary Public Name